UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to sec. 240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

LIBERATION INVESTMENTS, L.P.

LIBERATION INVESTMENTS LTD.

LIBERATION INVESTMENT GROUP, LLC

EMANUEL R. PEARLMAN

GREGG E. FRANKEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On December 22, 2005, Liberation Investments, L.P., a Delaware limited partnership (“LILP”), and Liberation Investments Ltd. (“LILTD”), a private offshore investment corporation, submitted a letter to the Board of Directors (the “Board”) of Bally Total Fitness Holding Corporation (the “Company”) (a copy of which is attached hereto as Exhibit 1, the “Letter”) in which they, among other things, expressed their concerns about the propriety of recent stock sales by Mr. Paul Toback, Chairman of the Board and Chief Executive Officer of the Company, and certain other members of the Company’s management team. The Letter also requests that the Board (i) immediately take the action necessary to separate the office of the Chief Executive Officer and the Chairman of the Board and (ii) authorize Steven Rogers and Adam Metz, two independent directors appointed to the Board subsequent to the Company’s release on November 30, 2005 of its financial results, to independently investigate the propriety of recent stock sales executed by Mr. Toback and certain members of the Company’s management team and the veracity and timeliness of the Company’s recent public filings.

In addition, on December 23, 2005, LILP and LILTD issued a press release (a copy of which is attached hereto as Exhibit 2) announcing, among other things, that on December 22, 2005, the United States District Court for the District of Delaware dismissed as moot a motion by the Company for a preliminary injunction proceeding against LILP and LILTD in an action brought by the Company to prevent LILP and LILTD from presenting a shareholder proposal at the Company’s upcoming annual meeting.

As previously disclosed under cover of Schedule 14A, LILP and LILTD intend to present a stockholder proposal (the “Proposal”) at the annual meeting of the Company’s stockholders slated for January 26, 2005. In accordance with Instruction 3 of Item 4 of Schedule 14A, LILP, LILTD, Liberation Investment Group, LLC (“LIGLLC”), Emanuel R. Pearlman and Gregg E. Frankel will be deemed to be participants in the solicitation in connection with the Proposal. The number of shares of the Company’s common stock beneficially owned by these persons as of December 22, 2005 is as follows: LILP (2,662,963), LILTD (1,436,487), LIGLLC (4,099,450), Mr. Pearlman (4,134,450), Mr. Frankel (0).

SECURITY HOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSONS IN CONNECTION WITH THE PROPOSAL AS THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.